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                                                                     EXHIBIT 99


FOR IMMEDIATE RELEASE
December 3, 1999


                                            Contact: Martin A. Durant
                                                     Chief Financial Officer
                                                     Carmike Cinemas, Inc.
                                                     (706) 576-3416

                                                     Janice J. Kuntz
                                                     Fleishman-Hillard
                                                     (404) 659-4446


                 CARMIKE CINEMAS, INC. COMMENTS ON ANTICIPATED
                             FOURTH QUARTER RESULTS


COLUMBUS, GEORGIA - Carmike Cinemas, Inc. (NYSE: CKE) announced today that results for the fourth quarter ending December 31, 1999, are expected to be below analysts' current estimates. The company anticipates that revenue for the fourth quarter 1999 will be slightly higher than fourth quarter revenues for 1998; however, theatre operating costs are expected to be up significantly, reducing the company's EBITDA (earnings before interest, taxes, depreciation and amortization). Additionally, depreciation and interest are expected to be higher related to the new theatres opened throughout the year. Based on these estimates, the company currently expects to report a loss for the quarter.

Commenting on the announcement, Martin A. Durant, Carmike's chief financial officer, stated, "The relatively low increase in projected total revenues is attributed to a slow start at the beginning of the fourth quarter that continued through the first seven weeks of the quarter. Based on the slow start and increases in expenses, financial results will be negatively impacted and the company will not meet analysts' consensus estimates for the fourth quarter." Durant continued, "The results posted for the Thanksgiving holiday weekend were very positive, but are expected to bring quarter-to-date revenues to only a modest increase relative to the comparable period for 1998."

Durant also noted, "Theatre level expense increases have been driven by costs associated with the opening of new theatres. Depreciation and interest expense increases are directly associated with the new theatres constructed over the past two years. We are, however, very encouraged by the results posted by Carmike's new theatres over the Thanksgiving weekend and believe they will continue to perform at increasing levels as they mature."
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Carmike Cinemas, Inc. is the nation's third largest motion picture exhibitor in terms of the number of screens operated. As of October 31, 1999, the Company operated 2,716 screens at 451 locations in 36 states.


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This press release includes forward-looking statements in addition to historical information, including projections of revenue, theatre level operating costs, depreciation and interest. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. The Company cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures in the Company's secondary market niche, dependence upon motion picture production and performance, seasonality, business conditions in the movie industry and other complementary markets, competition from alternative forms of entertainment, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the Federal securities laws.